                                                                    Exhibit 10.2


                          FIRST SUPPLEMENTAL AGREEMENT

            FIRST SUPPLEMENTAL AGREEMENT dated the 30th day of November 1994, between PARK AVENUE SOUTH/ARMORY, INC., a New York corporation, having an office at c/o Montrose Realty Corporation, 380 Madison Avenue, New York, New York 10017-2593 Attn: Thomas Warren, Vice President (hereinafter called "Landlord"), and THE NEW YORK LAW PUBLISHING COMPANY, a New York corporation, having an office at 345 Park Avenue South, New York, New York (hereinafter called "Tenant").

                                   WITNESSETH:

      WHEREAS.

            A. Landlord and Tenant have heretofore entered into a certain lease dated as of September 30, 1993 (such lease as the same may hereafter be amended is hereinafter called the "Lease"), with respect to certain space on the entire seventh (7th) and eighth (8th) floors, a portion of the ninth (9th) floor and a portion of the basement floor (hereinafter collectively called the "Demised Premises") in the building (hereinafter called the "Building") known as 345 Park Avenue South, New York, New York for a term ending on the Expiration Date, as defined in the Lease, or on such earlier date upon which said term may expire or be terminated pursuant to any conditions of limitation or other provisions of the Lease or pursuant to law;

            B. The parties hereto desire to modify the Lease to provide for the inclusion therein of additional space.

            NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto hereby modify said Lease as follows:

            1. Unless otherwise defined herein, all terms contained in this First Supplemental Agreement shall, for the purposes hereof, have the same meaning ascribed to them in the Lease.

            2. Effective as of the date hereof (hereinafter called the "Adjustment Date") and for the remainder of the term of the Lease, there shall be added to and included in the Demised Premises the following additional space in the Building, to wit:

            The portion of the ninth (9th) floor, substantially as shown hatched on the floor plan annexed hereto as Exhibit A (hereinafter called the "Added Space").

Landlord does hereby lease to Tenant and Tenant does hereby hire from Landlord the Added Space subject and subordinate to all superior leases and superior mortgages as provided in the

Lease and upon and subject to all the covenants, agreements, terms and conditions of the Lease as supplemented by this First Supplemental Agreement.

            3. Effective during the period commencing on the Adjustment Date and ending on the Expiration Date:

                  (a) The annual fixed rent payable pursuant to Section 1.01 (a) of the Lease shall be increased by the following amounts allocable to the Added Space during the following periods:

                  (i) FORTY-ONE THOUSAND ONE HUNDRED TWENTY-FIVE and 50/100 ($41,125.50) DOLLARS per year ($3,427.13 per month) for the period commencing on the Adjustment Date and ending on the last day of the month preceding the month in which occurs the fifth (5th) anniversary of the Adjustment Date;

                  (ii) FORTY-FIVE THOUSAND FIVE HUNDRED SEVENTY-ONE and 50/100 ($45,571.50) DOLLARS per year ($3,797.63 per month) for the period commencing on the first (1st) day of the month in which occurs the fifth (5th) anniversary of the Adjustment Date and ending on the last day of the month in which occurs the tenth
                  (10th) anniversary of the Adjustment Date; and

                  (iii) FIFTY-FOUR THOUSAND FOUR HUNDRED SIXTY-THREE and 50/100 ($54,463.50) DOLLARS per year ($4,538.63 per month) for the period commencing on the first (1st) day of the month in which occurs the tenth (10th) anniversary of the Adjustment Date and ending on the Expiration Date.

                  (b) With respect to the adjustments of rent set forth in
Article 3 of the Lease (hereinafter called the "Basic Adjustments") there shall be computed, in addition to the Basic Adjustments, adjustments of rent with respect to increases of Taxes and Operating Expenses attributable to the Added Space. Adjustments of rent with respect to Taxes and Operating Expenses with respect to the Added Space will be computed in the same manner as adjustments of rent with respect to Taxes and Operating Expenses for the purpose of the Basic Adjustments except that for the purpose of such computations with respect to the Added Space:

                  (3) The Base Tax, as defined in Section 3.01(a) of the Lease, shall mean fifty (50%) percent of the Taxes for the Tax Years commencing July 1, 1994 and July 1, 1995, as finally determined.

                  (ii) The Base Operating Expense Amount, as defined in Section 3.01(f) of the Lease, shall be the Operating Expenses for the calendar year 1995.

                  (iii) Tenant's Proportionate Tax Share, as defined in Section 3.01(b) of the Lease, shall be deemed to mean .86 (.86%) percent, calculated as the fraction, expressed as a percentage, the numerator of which shall be 2,223, which Landlord and Tenant agree for purposes of the Lease constitutes the rentable square footage of the Added Space, and the denominator of which is 258,438, which Landlord and Tenant agree constitutes the rentable square footage of the Building for purposes of calculating Tenant's Proportionate Tax Share.

                  (iv) Tenant's Proportionate Operating Share, as defined in
                  Section 3.01(h) of the Lease, shall be deemed to mean .92 (.92%) percent, calculated as the fraction, expressed as a percentage, the numerator of which is 2,223, which Landlord and Tenant agree for purposes of the Lease constitutes the rentable square footage of the Added Space, and the denominator of which is 242,638, which Landlord and Tenant agree constitutes the rentable square footage of the office space in the Building for purposes of calculating Tenant's Proportionate Operating Share.

                  (v) The term "Operating Year", as defined in Section 3.01(e) of the Lease, shall mean the calendar year 1996 and each succeeding year occurring during the term of the Lease.

                  (vi) The term "Base Year", as defined in Section 3.01(e) of the Lease, shall mean calendar year 1995.


                  (c) The security deposited with Landlord pursuant to Article 42 of the Lease shall be increased by $22,800.00.

            4. Tenant agrees to accept the Added Space on the Adjustment Date in the condition in which it exists on the date hereof and understands and agrees that no work is to be performed or materials supplied by Landlord in connection with preparing the Added Space for Tenant's occupancy except that Landlord shall: (a) within ten (10) Business Days after the date hereof, perform any work necessary so that the existing perimeter radiators (other than the thermostatic valves therefor) in the Added Space shall be in operable condition; (b) within fifteen (15) Business Days after the date hereof replace the then-existing electrical panels servicing the Added Space with circuit breaker panels and new disconnect switches, if such work shall not theretofore have been performed; and
(c) within five (5) Business Days after approval by Landlord of Tenant's plans for its initial alterations to the Added Space, Landlord shall deliver to Tenant a New York City Form ACP-5 from the New York City Department of Environmental Protection in connection with such plans.

            5. (a) Tenant hereby covenants and agrees that Tenant shall complete, at Tenant's own cost and expense and in a good and workerlike manner, the installations necessary so that the Added Space shall be constructed as office space at least to the standard of Tenant's

Work (such work being herein called the "Added Space Work"). The Added Space Work shall be performed in accordance with the provisions of Article 6 and Sections 44.01, 44.02, 44.03 and 44.04 of the Lease as if the Added Space Work were Tenant's Work except that (i) the following provisions shall not apply to the Added Space Work (A) the exception clause in the penultimate sentence of subsection 44.02(d) with respect to free use of the overtime freight elevator in connection with the Added Space Work, (B) the last two sentences of the second paragraph of Section 44.01, and (C) the provisions of subsections 44.02(h) and
(k); and (ii) the names "Berger Rait" and "Jack Green Associates" shall be substituted for "Meli Borreli Associates Inc." and "Martin A. Haber of Melli Borelli Associates," respectively.

                  (b) Landlord shall provide to Tenant an allowance in the amount of up to Seventy-Seven Thousand Eight Hundred Five ($77,805) Dollars (the "Added Space Allowance") to be applied against the cost and expense of the actual construction work of the Added Space Work provided that a portion of such amount not to exceed 20% thereof may be applied against the Fees, as defined in
Section 44.05 of the Lease, incurred by Tenant on account of the Added Space Work. If the cost and expense of the Added Space Work is more than the amount of the Added Space Allowance, then Tenant shall be responsible for the excess. If the cost and expense of the Added Space Work shall be less than the amount of the Added Space Allowance, then the amount thereof shall be reduced accordingly. The provisions of Section 44.05 of the Lease shall apply to the payment of the Added Space Allowance as if same were the Work Allowance except that (i) the provisions of subsection 44.05(d) of the Lease shall not apply to the Added Space Allowance and (ii) the following dollar amounts in Section 44.05 shall be deleted and in their place shall be substituted the amounts set forth hereinafter:

                  $250,000 replaced by $ 7,500
                  $200,000 replaced by $25,000
                  $ 50,000 replaced by $10,000

            6. Notwithstanding the provisions of Paragraph 3(a) of this First Supplemental Agreement, the increase in the fixed annual rent payable under the Lease as set forth therein shall be abated during the ten (10) month period commencing on the Adjustment Date and ending on the day preceding the 10-month anniversary of the Adjustment Date.

            7. Landlord and Tenant hereby agree to amend the Lease so that for purposes of subsections 46.02(i) and subsection 47.02(i), the following time periods set forth in the foregoing subsections shall have the following meanings:

                  (A) The "periods set forth in clauses (i) and (ii) of subsection 1.01(a) hereof" shall mean the period commencing on the Commencement Date of the Lease and ending on the last day of the month preceding the month in which occurs the fifth (5th) anniversary of the Commencement Date;

                  (B) The "period set forth in clause (iii) of subsection 1.01(a) hereof" shall mean the period commencing on the first day of the month in which occurs the fifth (5th) anniversary of the Commencement Date and ending on the last day of the month preceding the month in which occurs the tenth (10th) anniversary of the Commencement Date; and

                  (C) The "period set forth in clause (iv) of Subsection 1.01(a) hereof" shall mean the period commencing on the first day of the month in which occurs the tenth (10th) anniversary of the Commencement Date and ending on the Expiration Date.

            8. (a) Tenant covenants, represents and warrants that Tenant has had no dealings or communications with any broker or agent other than Galbreath Riverbank, L.P. (which is currently representing Landlord) and Williams Real Estate Company (hereinafter collectively called the "Brokers") in connection with the consummation of this First Supplemental Agreement and the negotiation thereof, and Tenant covenants and agrees to pay, hold harmless and indemnify Landlord from and against any and all cost, expense (including reasonable attorneys' fees and disbursements) or liability for any compensation, commissions or charges claimed by any broker or agent, other than the Brokers in the event of a breach of the foregoing representation.

                  (b) Landlord covenants and agrees to pay, hold harmless and indemnify Tenant from and against any and all cost, expense (including reasonable attorneys' fees and disbursements) or liability for any compensation, commissions or charges claimed by any broker or agent, claiming to have dealt with Landlord with respect to this First Supplemental Agreement or the negotiation thereof.

                  (c) Landlord shall be responsible for any commission or fee payable to the Brokers pursuant to separate agreements between Landlord and the Brokers.

                  (d) The provisions of this Paragraph shall survive the expiration or earlier termination of the Lease.

            9. Section 31.03 of the Lease is hereby amended so that the addressee "Shea & Gould, 1251 Avenue of the Americas, New York, New York 10020,
Attn: Lawrence J. Lipson, Esq." shall be deleted and the following substituted therefor: "Proskauer, Rose, Goetz & Mendelsohn, 1585 Broadway, New York, New York 10036, Attn: Lawrence J. Lipson, Esq." substituted therefor.

            10. For purposes of Article 46 of the Lease, the Added Space shall be deemed deleted from the First Offering Space and the First Offering Space shall be deemed to contain 10,951 rentable square feet.

            11. For purposes of Section 47.06 of the Lease, Landlord and Tenant acknowledge that Landlord has made an offer to Tenant pursuant to the provisions of Article 47 of the Lease with respect to the entire tenth (10th) floor of the Building and that Tenant did not accept such offer.

            12. Except as modified by this First Supplemental Agreement, the Lease and all covenants, agreements, terms and conditions thereof shall remain in full force and effect and are hereby in all respects ratified and confirmed.

            13. The covenants, agreements, terms and conditions contained in this First Supplemental Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease as hereby supplemented, their respective assigns.

            14. This First Supplemental Agreement may not be changed or terminated orally but only by an agreement in writing signed by the party against which enforcement of any waiver, change, termination, modification or discharge is sought.

            IN WITNESS WHEREOF, the parties hereto have executed this First Supplemental Agreement as of the day and year first above written.

                                     LANDLORD:

                                     PARK AVENUE SOUTH/ARMORY, INC.


                                     By: /s/ A.B.V Johnson
                                         -----------------------------------
                                         A. B. V. Johnson, President


                                     TENANT:

                                     THE NEW YORK LAW PUBLISHING
                                     COMPANY

                                     By: /s/ James A. Finkelstein
                                         -----------------------------------
                                         James A. Finkelstein, President

                                     Tenant's Tax Identification Number is
                                     13-3273851.

STATE OF NEW YORK  )
                   : ss.:
COUNTY OF NEW YORK )

            On this 2nd day of November 1994, before me personally came Alexander B. V. Johnson to me known, who, being duly sworn by me, did depose and say that he has an address at 280 Park Avenue, 23rd floor West, New York, New York, that he is the Vice President of PARK AVENUE SOUTH/ARMORY, INC., a New York corporation, the corporation mentioned in, and which executed the foregoing instrument as Landlord; and that he signed his name thereto by order of the Board of Directors of said corporation.

     JUNE A. POLITANO
Notary Public, State of New York
      No. 30-4905885
   Qualified in Nassau County
  Commission Expires  9/28/95

                                              /s/ June A. Politano
                                              ----------------------------
                                                  Notary Public


STATE OF NEW YORK  )
                   : ss.:
COUNTY OF NEW YORK )

            On this 2nd day of November 1994, before me personally came James A. Finkelstein to me known, who being by me duly sworn, did say that he resides at ____________; that he is President of THE NEW YORK LAW PUBLISHING COMPANY, the corporation described in and which executed the foregoing instrument as Tenant; and that he signed his name thereto by order of the board of directors of said corporation.


                                              /s/ Albert Robbins
                                              ----------------------------
                                                  Notary Public


                                                        Notary Public
                                                       ALBERT ROBBINS
                                               Notary Public, State of New York
                                                        No. 31-5011366
                                                 Qualified in New York County
                                              Commission Expires  April 19, 1995

                                   EXHIBIT A

[Graphic Omitted}

{Floor Plan of 345 Park Avenue South, Ninth Floor